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                                  EXHIBIT 10.53
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                                 AMENDMENT NO. 3
                                 ---------------

         Amendment No. 3 (this "Amendment"), dated as of November 30, 1995, to the Credit Agreement, dated as of May 4, 1995, by and among International Post Limited (the "Borrower"), the Lenders party thereto, and The Bank of New York, as the Issuer and as the Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

                                    RECITALS

         I. The Borrower and the Agent wish to amend the Credit Agreement upon the terms, and subject to the conditions, herein contained.

         Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Agent hereby agree as follows:

         1. The defined term "Fixed Charge Coverage Ratio" contained in Section 1.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                   "Fixed Charge Coverage Ratio": (i) as of the fiscal quarter ending October 31, 1995, the ratio of (a) EBITDA in respect of the fiscal quarter then ended minus all capital expenditures (other than those made with property insurance proceeds) during such fiscal quarter made by the Borrower and the Subsidiaries on a Consolidated basis, to (b) Fixed Charges in respect of such fiscal quarter, (ii) as of the fiscal quarter ending January 31, 1996, the ratio of (a) EBITDA in respect of the two consecutive fiscal quarters then ended minus all capital expenditures (other than those made with property insurance proceeds) during such two consecutive fiscal quarters made by the Borrower and the Subsidiaries on a Consolidated basis, to (b) Fixed Charges in respect of such two consecutive fiscal quarters, (iii) as of the fiscal quarter ending April 30, 1996, the ratio of (a) EBITDA in respect of the three consecutive fiscal quarters then ended minus all capital expenditures (other than those made with property insurance proceeds) during such three consecutive fiscal quarters made by the Borrower and the Subsidiaries on a Consolidated basis, to (b) Fixed Charges in respect of such three consecutive fiscal quarters, and (iv) as of each fiscal quarter ending on or after July 31, 1996, the ratio of (a) EBITDA in respect of the four consecutive fiscal quarters then ended minus all capital expenditures (other than those made with property insurance proceeds) during such four consecutive fiscal quarters made by the Borrower and the Subsidiaries on a Consolidated basis, to (b) Fixed Charges in respect of such four consecutive fiscal quarters. For purposes of this definition, "EBITDA" shall mean EBITDA of the Borrower and the Subsidiaries on a Consolidated basis.

         2. The defined term "Leverage Ratio" contained in Section 1.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                   "Leverage Ratio": (i) as of the fiscal quarter end October 31, 1995, the ratio of (a) the sum of (1) the aggregate liquidation preference value of all preferred stock (including without limitation, Preferred Stock) issued by the Borrower, plus (2) all Indebtedness of the Borrower and the Subsidiaries on a Consolidated basis on such date, to (b) four multiplied by EBITDA in respect of the fiscal quarter then ended, (ii) as of the fiscal quarter end January 31, 1996, the ratio of (a) the sum of (1) the aggregate liquidation preference value of all preferred stock (including without limitation, Preferred Stock) issued by the Borrower, plus (2) all Indebtedness of the Borrower and the Subsidiaries on a Consolidated basis on such date, to
(b) two multiplied by EBITDA in respect of the two consecutive fiscal quarters then ended, (iii) as of the fiscal quarter end April 30, 1996, the ratio of (a) the sum of (1) the aggregate liquidation preference value of all preferred stock (including without limitation, Preferred stock) issued by the Borrower, plus (2) all Indebtedness of the Borrower and the Subsidiaries on a Consolidated basis on such date, to (b) (4/3) multiplied by EBITDA in respect of the three consecutive fiscal quarters then ended, and (iv) as of each fiscal quarter ending on or after July 31, 1996, the ratio of (a) the sum of (1) the aggregate liquidation preference value of all preferred stock (including without limitation, Preferred Stock) issued by the Borrower, plus (2) all Indebtedness of the Borrower and the Subsidiaries on a Consolidated basis on such date, to (b) EBITDA in respect of the four consecutive fiscal quarters then ended. For purposes of this definition, (x) "EBITDA" shall mean EBITDA of the Borrower and the Subsidiaries on a Consolidated basis, and (y) with respect of the Approved Subordinated Debt and the Other Subordinated Debt, and the liquidation preference value in respect of preferred stock issued by the Borrower, shall each be as set forth on the balance sheet of the Borrower as of such fiscal period end.

         3. Section 6.4 of the Credit Agreement is amended and restated in its entirety as follows:

             6.4 Acquisition Loans

                   In connection with each Acquisition Loan, (a) the Borrower shall have delivered to the Agent (for delivery to each Lender) each of the Acquisition Notes, executed by the Borrower, (b) the Leverage Ratio at the fiscal quarter end (in respect of which a Compliance Certificate shall have been delivered to each Lender pursuant to Section 7.l7 (d)) immediately preceding the date of such Loan shall not exceed 2.75:1.00, and (c) the Fixed Charge Coverage Ratio at the fiscal quarter end (in respect of which a Compliance Certificate shall have been delivered to each Lender pursuant to Section 7.7(d)) immediately preceding the date of such Loan shall be greater than or equal to 1.50:1.00.

         4. Section 7.12 of the Credit Agreement is amended and restated in its entirety as follows:

             7.12 Fixed Charge Coverage Ratio

                   At each fiscal quarter end occurring during each period set forth below, have a Fixed Charge Coverage Ratio greater than or equal to the ratio set forth adjacent to such period:

              Period                                     Ratio
------------------------------------------             ---------
October 1, 1995  through  October 31, 1995             0.65:1.00
November 1, 1995  through January 31, 1996             0.80:1.00
February 1, 1996 through April 30, 1996                1.20:1.00
May 1, 1996 and thereafter                             1.50:1.00


         5. Section 8.4(f) (viii) of the Credit Agreement is amended by (a) deleting the words "Section 7.11" and inserting in its place "Sections 7.11 and 7.12", and (b) deleting the words "such Section" and inserting in their place the words "such Sections".

         6. Sections 1-5 of this Amendment shall not be effective until such time as each of the following conditions precedent shall have been fulfilled:

             (a) Required Lenders shall have consented to the execution and delivery hereof by the Agent.

             (b) The Borrower shall have paid to the Agent, for the pro rata account of the Lenders, an amendment fee in the sum of $45,000.

             (c) All legal matters incident to the execution and delivery of this Amendment shall be reasonably satisfactory to Special Counsel.

         7. The Borrower hereby (a) reaffirms and admits the validity and enforceability of all the Loan Documents and its obligations thereunder, (b) agrees and admits that it has no valid defenses to or offsets against any of its obligations to the Agent, the Issuer or the Lenders under the Loan Documents,
(c) represents and warrants that, after giving effect hereto, no Default or Event of Default has occurred or is continuing, and (d) agrees to pay the reasonable fees and disbursements of Special Counsel to the Agent incurred in connection with the preparation, negotiation and closing of this Amendment, and
(e) represents and warrants that all of the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof.

         8. In all other respects, the Agreement and the other Loan Documents shall remain in full force and effect.

         9. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party against which enforcement is sought.

         10. THIS AMENDMENT IS BEING DELIVERED IN AND IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.


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         AS EVIDENCE  of the  agreement  by the parties  hereto to the terms and conditions herein contained, each such party has caused this Amendment to be duly executed on its behalf.


                                             THE BANK OF NEW YORK,
                                                 as the Agent


                                             By: /s/ RON R. REEDY
                                             Name:  Ron R. Reedy
                                             Title: Vice President

                                             INTERNATIONAL POST LIMITED

                                             By: /s/ JEFFREY J. KAPLAN
                                             Name:  Jeffrey J. Kaplan
                                             Title: Executive Vice President
                                                    and Chief Financial Officer

Each of the following Lenders hereby acknowledges and consents to the execution and delivery of this Amendment by the Agent:

THE BANK OF NEW YORK


By: /s/ RON R. REEDY
Name:  Ron R. Reedy
Title: Vice President


FLEET BANK

By: /s/ JUAN M. CSILLAGI
Name:  Juan M. Csillagi
Title: Senior Vice President


NATWEST BANK N.A.

By: /s/ PHILIP MCDONOUGH
Name:  Philip McDonough
Title: Vice President